UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2008

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2008, Vishay Intertechnology, Inc. stockholders voted to approve amendments to the Company’s certificate of incorporation and bylaws.

The amendments grant the Board of Directors the exclusive authority to establish the size of the Board of Directors, and amend the Company’s certificate of incorporation to limit the size of the Board of Directors to between three and fifteen directors.

The foregoing description is qualified in its entirety by reference to the amended and restated certificate of incorporation, incorporated herein as Exhibit 3.1 to this Form 8-K; and the amended and restated bylaws, incorporated herein as Exhibit 3.2 to this Form 8-K.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On May 28, 2008, Vishay Intertechnology, Inc. stockholders voted to approve amendments to the Company’s 2007 Stock Option Program, renamed the 2007 Stock Incentive Program.

The amended and restated 2007 Stock Incentive Program now permits the grant of restricted stock, unrestricted stock, and restricted stock units (“RSUs”) in addition to stock options, and permits grants of stock options, restricted stock, unrestricted stock, and RSUs to non-employee directors.

The foregoing description is qualified in its entirety by reference to the amended and restated 2007 Stock Incentive Program, incorporated herein by reference to Annex A to our definitive proxy statement, dated April 16, 2008, for our 2008 Annual Meeting of Stockholders.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Registrant.
3.2	Amended and Restated Bylaws of Registrant.
10.1

Vishay Intertechnology, Inc. 2007 Stock Incentive Program (as amended and restated effective April 2008). Incorporated by reference to Annex A to our definitive proxy statement, dated April 16, 2008, for our 2008 Annual Meeting of Stockholders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008

VISHAY INTERTECHNOLOGY, INC.

By: /s/ Richard N. Grubb

Name: Richard N. Grubb
Title: Executive Vice President and
Chief Financial Officer